As filed with the Securities and Exchange Commission on December 26, 2007.

                         Registration No. ________
                               _______________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                  FORM S-3
                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                   1933
                              ________________
                            Baltia Air Lines, Inc.

          New York                   4500                   11-2989648
         (State or            (Primary Standard         (I.R.S. Employer
      jurisdiction of      Industrial Classification      Identification
        organization)                 Code)                     No.)

                            Baltia Air Lines, Inc.
                         63-25 Saunders St., Suite 7I
                             Rego Park, NY 11374
                             Tel: (718) 275-5205

        (Address and telephone number of principal executive offices)

                          Igor Dmitrowsky, President
                            Baltia Air Lines, Inc.
                         63-25 Saunders St., Suite 7I
                             Rego Park, NY 11374
                             Tel: (718) 275-5205

           (Name, address and telephone number of agent for service)

                                  Copies to:

                           Steffanie J. Lewis, Esq.
                            Counsel for Baltia
                     The International Business Law Firm
                       1915 Eye Street, NW, Suite 500
                         Washington, DC 20006-2118
                   Tel: (202) 296-1111 / Fax: (202) 296-1175
                         E-mail: slewis@iblf.com

Approximate date of proposed registration to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous bases pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securitites Act, check the following box: [ ]


  Calculation of Registration Fee

Title of each            Dollar            Proposed maximum   Proposed maximum     Amount of
class of securities      Amount to be      offering price    aggregate offering   Registration
to be registered <FN1>    registered <FN2>  per unit <FN3>    price <FN4>           Fee <FN5>
Common Stock             $10,882,500                           $10,882,500          $1,164.43

   Notes:
<FN1> The Company previously sold 78,226,667 common shares and 42,690,000 warrants to accredited investors which securities are outstanding. Each such warrant entitles the holder to purchase one share of common stock for $0.10 per share. That underlying share is to be registered in this offering. Warrants may be exercised for three years following date of purchase. If not exercised, the warrant expires. All 120,916,667 shares to be registered may be offered for sale from time to time by those securities holders listed in the accompanying Prospectus. None of the shares to be registered will be sold by the Company to the public.

<FN2> The dollar value of shares underlying 42,690,000 warrants ($3,842,100)
and of 78,226,667 common shares at present market value($7,040,400)is
$10,882,500.

<FN3> The exercise price for shares underlying outstanding warrants is $0.10.

<FN4> Maximum aggregate offering prices is estimated for calculating the registration fee in accordance with Rule 457(f)(1)under the Securities Act of 1933. The average of the bid and ask price on the OTC Bulletin Board on December 21, within 5 days of filing this registration statement, was approximately $.09 per share.

<FN5> The Registration Fee is calculated Pursuant to Rule 457 and SEC fee table revised February 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


Security holders own 78,226,667 outstanding restricted common shares and outstanding warrants entitling them to purchase an additional 42,690,000 common shares.

        SUBJECT TO COMPLETION, DATED DECEMBER _26_, 2007

                              PROSPECTUS

                       (R) BALTIA AIR LINES

                78,226,667 Shares of Common Stock and
                42,690,000 Shares Underlying Warrants

             OTC Bulletin Board Trading Symbol: "BLTA".

The 120,916,667 shares of common stock of $.0001 par value ("Common Stock" or "Shares") are to be registered by Baltia Air Lines, Inc. (the "Company") on behalf of 236 shareholders. Selling shareholders currently own 78,226,667 outstanding restricted shares and 42,690,000 outstanding warrants. Each such warrant entitles the holderto purchase one share of Baltia common stock. The warrant exercise price is $0.10. If not exercised within three years of its issuance, the warrant expires. Assuming all warrants are exercised, the selling shareholders may sell from time to time an aggregate of 120,916,667 shares of Baltia common stock. Baltia will not receive any proceeds from sales by the selling shareholders. Baltia will pay the cost of the preparation of this prospectus as a benefit to the selling shareholders.

On December 21, 2007, the last reported sales price for Baltia common stock on the OTC Bulletin Board was $0.095 per share.

          -------------------------------------
The Securities registered hereby are speculative and involve a high degree of risk and immediate substantial dilution. RISK FACTORS LISTED IN ITEM 3 OF THIS PROSPECTUS.
          -------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Prospectus is December 26, 2007.

TABLE OF CONTENTS                                                   Page

Item 3:  Summary and Risk Factors
         lack of an operating history;
         lack of recent profits from operations;
         poor financial position;
         business or proposed business;
         lack of a market for your common equity securities
Item 4:  Use of Proceeds
Item 5:  Determination of Price
Item 6:  Dilution
Item 7:  Selling Security Holders
Item 8:  Plan of Distribution
Item 9:  Description of Securities
Item 10: Interest of Named Experts and Counsel
Item 11: Material Changes
Item 12: Incorporation of Certain Information by Reference
Item 13: Disclosure of Commission's Position on Indemnification for Securities Act Liabilities

Item 3: Summary Information, Risk Factors and Ratio of Earnings to Fixed
Charges

 Summary

     Baltia is a New York corporation with its operations center at JFK International Airport, Terminal 4, A Concourse, Jamaica, NY 11430, Tel:
(718) 751-4999. The Company's goal is to be the leading U.S. airline in the trans-Atlantic market between major U.S. cities and the capital cities of Eastern Europe, including Russia, Latvia, Ukraine and Belarus. Baltia's objective is to provide high quality three-class passenger service, as well as cargo and mail transportation. In furtherance, Baltia has an application pending with the US Department of Transportation (DOT) for authority to initially provide scheduled air service between New York and St. Petersburg, Russia carrying passengers, mail and freight. The Company has also initiated its FAA Air Carrier Operating certification process. Assuming Baltia obtains both certifications, service will commence upon completion of communications between the US Department of State and Russia pursuant to the Air Transportation Agreement between the US and Russia.

Risk Factors

     Investment in the Securities to be registered hereby involves a high degree of risk. Prospective investors should carefully review the following factors together with the other information in this Prospectus prior to making an investment decision. Such risks include the following, among others:

Lack of an operating history;

          The Company has not yet commenced revenue producing operations. Accordingly, the Company is in its development stage of business. Revenue operations have not commenced because, previously, the Company had not raised the necessary capital. Now, Management believes that the Company has cash and guarantees sufficient to complete certifications, provide the DOT regulatory working capital, and commence revenue service. However, the DOT has authority to make such a determination and unforseen events may occur.

Lack of revenue from operations;

     Excepting investments, the Company has not generated any revenues. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Since inception to September 30, 2007, the Company has accumulated a deficit of $16,253,649 in preparation for the commencement of revenue producing service. There is no assurance that the Company's activities will be successful or result in any revenues or profit for the Company, and the likelihood of the Company's success must be considered in the light of its stage of development.

Poor financial position

     If the current Company's capital is insufficient to meet unforeseen financial requirements, and the Company continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern.

Proposed business

As a "development stage" business, the Company is subject to many of the risks common to such enterprises, including under capitalization, cash shortages, limitations with respect to personnel, financing and other resources, and uncertainty of customers and revenues. The Company is subject to additional risks common to start up international airlines such as, failing to obtain DOT Fitness Certification and Route Authority or FAA Air Carrier Certification, unable to meet DOT initial financial regulatory cash or cash equivalent in an amount equal to average three months expenses assuming zero revenue, failure to receive delivery of an airplane and or to maintain operations with a single airplane. Common to all airlines is the risk of dilution resulting from additional financing if expenses exceed operating revenue, of being unable to continually attract qualified personnel replacements, of management's discretionary use of funds, of inadvertent regulatory noncompliance, of political events adverse to operating on an international route, of increases in fuel or labor costs, of fluctuations of the insurance market or currency exchange rates, of competition from other airlines, and of seasonality over the North Atlantic.


The lack of a market for the Company's common equity securities

Although the Company is listed on OTC Bulletin Board with Trading
Symbol"BLTA", there is no assurance that a market for the Company's common equity securities will maintain or increase.

Item 4: Use of Proceeds

     There is no use of proceeds because the Company will receive no money from the sale of the shares to be registered, if and when the selling securityholders choose to sell the shares.

Ratio of Earnings to Fixed Charges

   Baltia has not commenced revenue operations. Thus there are no earnings and no ration of earnings to fixed charges.

Item 5: Determination of Price

     There is an established public market for the common equity being registered. The securityholder is free to sell at whatever price may be. The Company has no control over the sale price or the market price and receives no benefit from any sale of the registered securities.

     Warrants are not being registered and there is no market for them. In a private transaction with the Company, the warrants entitle the holder to purchase one share of common equity at $0.10 per share. However, the underlying share is to be registered with this Statement. The warrants are not to be registered and expire on the third anniversary of its issuance.

Item 6: Dilution

     The outstanding restricted shares to be registered are held by securityholders. The registration of said shares result in no increase of shares outstanding. However, it may increase the volume of shares to be offered to the public. Shares underlying listed warrants are to be registered with this Statement. Dilution resulting from the issuance of the underlying shares will take place in a percentage directly related to the number of warrants exercised. As the exercise price is within $.005 to $.01 of the current market price, dilution should be minimal.

     Significant dilution took place when the restricted shares, currently being registered, were sold. See discussion of dilution in the Company's 10-QSB filing for the quarter ended on September 30, 2007.

Item 7: Selling Security Holders

     The following listed persons currently hold shares to be registered. Shares underlying the warrants are to be registered and the underlying shares are included in the number of "Shares After Registration".


                   Shares Before     Shares From     Shares After     Percentage
Name                Registration      Warrants       Registration     of Outstnding


Donna Weinreb            100,000         50,000         150,000     0.05%
Brendan Sheehan          200,000        100,000         300,000     0.10%
Scott Cadwallader        223,988              0         223,988     0.07%
Charles Van Trease       100,000         50,000         150,000     0.05%
Martha Eaton             100,000         50,000         150,000     0.05%
Louis Kleinman           100,000         50,000         150,000     0.05%
Lloyd Bartner          1,560,000        780,000       2,340,000     0.75%
Michael Giller           100,000         50,000         150,000     0.05%
Valley View Svs LLC      100,000         50,000         150,000     0.05%
Anthony S. Ruscito       200,000        100,000         300,000     0.10%
Anthony J. Ruscito       100,000         50,000         150,000     0.05%
Robert Basciano          100,000         50,000         150,000     0.05%
Neil Jones               700,000        350,000       1,050,000     0.33%
Hart Rotenberg           200,000        100,000         300,000     0.10%
Socrates Skiadas         200,000        100,000         300,000     0.10%
E.S.P. Das             1,000,000        500,000       1,500,000     0.48%
Linda Ridilla            200,000        100,000         300,000     0.10%
Fred Davoli              300,000        150,000         450,000     0.14%
Anthony Geonnotti        200,000        100,000         300,000     0.10%
Vassel Gjelaj          3,000,000      3,000,000       6,000,000     1.91%
Robert Murino            200,000        100,000         300,000     0.10%
Lessley Meredith         600,000        400,000       1,000,000     0.32%
Gregory R. Meredith      600,000        400,000       1,000,000     0.32%
Robert Kalabacker        400,000        200,000         600,000     0.19%
Joseph Conetta           200,000        100,000         300,000     0.10%
Cleon Gilberg            200,000        100,000         300,000     0.10%
Christopher Hansen        10,000         50,000          60,000     0.02%
Lori Martin              200,000        100,000         300,000     0.10%
Leo Bruss              2,700,000      1,350,000       4,050,000     1.29%
Close Up TV News       1,000,000              0       1,000,000     0.32%
Anthony Canizio          200,000        150,000         350,000     0.11%
D&D Group NY           2,000,000      2,000,000       4,000,000     1.28%
Reis Figueirido        4,000,000      4,250,000       8,250,000     2.63%
Gail Jones               200,000        100,000         300,000     0.10%
Karl Engert              600,000        600,000       1,200,000     0.38%
Robert Stoll             200,000        100,000         300,000     0.10%
William Feltzin           50,000         25,000          75,000     0.02%
Preston Capital
      Partners         1,250,000      1,000,000       2,250,000     0.72%
Juliana Winler           600,000        600,000       1,200,000     0.38%
Thomas Celeste           100,000         50,000         150,000     0.05%
James Adams              400,000        400,000         800,000     0.26%
Eun Kyung Cella        1,000,000        500,000       1,500,000     0.48%
Robert Cestari           800,000        800,000       1,600,000     0.51%
Paul David Franzetta     400,000        300,000         700,000     0.22%
Yulian Wang              200,000              0         200,000     0.06%
Mathew Clare             100,000              0         100,000     0.03%
Edward Engert            100,000        100,000         200,000     0.06%
Joseph Bono              100,000        100,000         200,000     0.06%
Benjamim Turofsky        500,000        500,000       1,000,000     0.32%
Paul Ferendel          2,000,000      2,000,000       4,000,000     1.28%
Perviz M. Guard          200,000        100,000         300,000     0.10%
Cory Azriliant           750,000        250,000       1,000,000     0.32%
William Kassar         3,000,000              0       3,000,000     0.96%
David Miller           4,000,000      1,250,000       5,250,000     1.67%
Michael Visconti         250,000        250,000         500,000     0.16%
James Monaghan           200,000        100,000         300,000     0.10%
Dean Lavas               200,000        100,000         300,000     0.10%
John Marinelli           200,000        100,000         300,000     0.10%
Alan Honigstein          200,000        200,000         400,000     0.13%
Stanley Merdinger        500,000        250,000         750,000     0.24%
Thomas Iazetta         1,000,000      1,000,000       2,000,000     0.64%
Lonnie R. Bailey         200,000        100,000         300,000     0.10%
Gabriel Gomez            200,000        100,000         300,000     0.10%
Harold K. Sirota         200,000        100,000         300,000     0.10%
Eun Kyung Cella        1,000,000        500,000       1,500,000     0.48%
Joseph Shammas            50,000         25,000          75,000     0.02%
Tania Liu                850,000        600,000       1,450,000     0.46%
Lonny C. Dewalt          200,000        100,000         300,000     0.10%
Valery Meisner            50,000         25,000          75,000     0.02%
Kenny Rim                200,000        100,000         300,000     0.10%
Mark Allen Weyl          200,000        100,000         300,000     0.10%
Susan Weyl               200,000        100,000         300,000     0.10%
Geoffrey A. Manna      1,000,000        700,000       1,700,000     0.54%
Frank Cameron            100,000         50,000         150,000     0.05%
Glenn M. Smith           150,000        100,000         250,000     0.08%
Denise Wittich           200,000        100,000         300,000     0.10%
Brian M. Heinlein        100,000         50,000         150,000     0.05%
Sean D. Bisig            100,000         50,000         150,000     0.05%
Raymond Houseknecht      100,000         50,000         150,000     0.05%
Kevin J. Manning         100,000         50,000         150,000     0.05%
Raffaele Messina         400,000        200,000         600,000     0.19%
Natalia Messina          200,000        100,000         300,000     0.10%
Gerald Grossman          200,000        200,000         400,000     0.13%
Lilian Berishaj          100,000         50,000         150,000     0.05%
Louis Lopriore           300,000        150,000         450,000     0.14%
Harry Swartz             400,000        200,000         600,000     0.19%
John H. McCreight Trust  200,000        100,000         300,000     0.10%
David Rubis              200,000        100,000         300,000     0.10%
Lina Vulaj               200,000        100,000         300,000     0.10%
Gjergj Gjelaj            100,000         50,000         150,000     0.05%
Sonya Gjelaj             100,000         50,000         150,000     0.05%
Brett Hammerman          200,000        200,000         400,000     0.13%
King Nine Associates     500,000        500,000       1,000,000     0.32%
CB Hollingsworth Trust   500,000        300,000         800,000     0.26%
Steve Dipietrantonio     200,000        100,000         300,000     0.10%
Stephen Shack            220,000        110,000         330,000     0.11%
Paul C Watson            200,000        100,000         300,000     0.10%
Phillis Clare            250,000              0         250,000     0.08%
Theodore Martin Behrmann 100,000         50,000         150,000     0.05%
Richard Friedman         600,000        300,000         900,000     0.29%
Ryan Lewis               300,000              0         300,000     0.10%
Dariella Carlino         100,000              0         100,000     0.03%
David Grossman            50,000         25,000          75,000     0.02%
Michael Stevens          100,000              0         100,000     0.03%
Rudy Ehrlich             100,000         50,000         150,000     0.05%
James M. Adams           100,000        100,000         200,000     0.06%
Ernst Bodamer            100,000         50,000         150,000     0.05%
Betty Bush               500,000        250,000         750,000     0.24%
Assaf Cohen               50,000         25,000          75,000     0.02%
Carolyn Coppola          200,000        100,000         300,000     0.10%
Peter Copola             200,000        100,000         300,000     0.10%
J. Kurt Kaline           400,000        100,000         500,000     0.16%
Ming Hua Li              200,000        100,000         300,000     0.10%
Ying Li                  200,000        100,000         300,000     0.10%
Mario Lombardo           400,000        200,000         600,000     0.19%
Marcello Lombardo        200,000        100,000         300,000     0.10%
Mary Iovino              200,000        100,000         300,000     0.10%
Gino Mallamaci           400,000        200,000         600,000     0.19%
Timothy O'Neil           200,000        100,000         300,000     0.10%
P&G Partners           1,000,000      1,000,000       2,000,000     0.64%
Pino Pavano              400,000        200,000         600,000     0.19%
Jorge Romero             500,000        250,000         750,000     0.24%
Joseph Rotenberg       1,000,000        500,000       1,500,000     0.48%
A. Lawrence Rubin      1,000,000        500,000       1,500,000     0.48%
Martin Swartz &          300,000        150,000         450,000     0.14%
Anthony J Scotti         200,000        200,000         400,000     0.13%
David Solomons           200,000        100,000         300,000     0.10%
Neil Spungin             400,000        200,000         600,000     0.19%
Sam Sultan                80,000         40,000         120,000     0.04%
Valery Meisner            50,000         25,000          75,000     0.02%
Max Ollech             1,000,000        500,000       1,500,000     0.48%
Roslyn Leibnitz Trust    200,000        100,000         300,000     0.10%
Neta Zarum               300,000              0         300,000     0.10%
Brumeljo, Inc.           100,000        100,000         200,000     0.06%
Vern Hollingsworth       200,000        100,000         300,000     0.10%
Mona Levin                50,000         25,000          75,000     0.02%
Albert Lian               70,000         35,000         105,000     0.03%
Janet M Lloyd            200,000        100,000         300,000     0.10%
Lee Matalon              200,000        100,000         300,000     0.10%
Shirish B Mohile         400,000        200,000         600,000     0.19%
Robert T Pryor           200,000        100,000         300,000     0.10%
Coby B. Stone            200,000        100,000         300,000     0.10%
John Swogger             200,000        100,000         300,000     0.10%
Eric Wolf                200,000        100,000         300,000     0.10%
Benjamin Wygoda           50,000         25,000          75,000     0.02%
Stephen Sung-Yi Yen      100,000         50,000         150,000     0.05%
William Anderson         600,000        300,000         900,000     0.29%
Lonnie R. Bailey         100,000         50,000         150,000     0.05%
Roy Bassett              200,000        200,000         400,000     0.13%
Theodore Behrman         100,000         50,000         150,000     0.05%
John Brown               100,000         50,000         150,000     0.05%
Guy Danza                100,000         50,000         150,000     0.05%
Arie Dreyfuss            266,667              0         266,667     0.09%
John Eizenach            100,000         50,000         150,000     0.05%
Martin Goldman           100,000         50,000         150,000     0.05%
Robert Grifka            100,000         50,000         150,000     0.05%
Peter E. Gutierrez Trust 200,000        100,000         300,000     0.10%
Michael Mancusi          100,000         50,000         150,000     0.05%
Chris McCay               50,000         25,000          50,000     0.02%
Lorraine Munter          200,000        100,000         300,000     0.10%
Menashe Nave             250,000        125,000         375,000     0.12%
Brian Rappaport          100,000         50,000         150,000     0.05%
Albano Rodrigues         300,000        150,000         450,000     0.14%
David Rumbold            100,000        100,000         200,000     0.06%
Ira Sadowsky             200,000         10,000         210,000     0.07%
Robert Snavely            50,000         25,000          75,000     0.02%
Lillian Suhaka           200,000        100,000         300,000     0.10%
John Swogger             200,000        100,000         300,000     0.10%
Thomas F. Weisz          500,000        250,000         750,000     0.24%
Hans Wiegert             200,000        100,000         300,000     0.10%
Michael Shove            100,000         50,000         150,000     0.05%
Samuel Suhaka             50,000         25,000          75,000     0.02%
Gregory Kuczinski        400,000        200,000         600,000     0.19%
Joseph T. Militello      100,000         50,000         150,000     0.05%
B. Michael Pisani        400,000        200,000         600,000     0.19%
Daniel G. Arnold         100,000         50,000         150,000     0.05%
David Rosenfeld           40,000         20,000          60,000     0.02%
Caroline FitzPatrick     200,000        100,000         300,000     0.10%
Bruce Boxall             200,000        100,000         300,000     0.10%
Krishna Hanchate         150,000         75,000         225,000     0.07%
Harold Wein              400,000        200,000         600,000     0.19%
Kylie Prnjak             200,000        100,000         300,000     0.10%
Soraya Haffejee          200,000        100,000         300,000     0.10%
Fadeliah Duarte
    Family Trust P/L     200,000        100,000         300,000     0.10%
Pivotal HR Management    200,000        100,000         300,000     0.10%
Grzegorz Filipkowski     200,000        100,000         300,000     0.10%
James Palopoli            50,000         25,000          75,000     0.02%
James Aitcheson          600,000        300,000         900,000     0.29%
Keith Kearney          1,000,000      1,000,000       2,000,000     0.64%
Amit Vyas                300,000        150,000         450,000     0.14%
Robert Reiss              50,000         25,000          75,000     0.02%
Wer Gao                  200,000        100,000         300,000     0.10%
Mah Kin Man              200,000        100,000         300,000     0.10%
Dough Mandart            200,000        100,000         300,000     0.10%
Barry Clare            4,000,000              0       4,000,000     1.28%
Seven Reiss            3,000,000              0       3,000,000     0.96%


Total:                78,036,667     42,690,000     120,726,667


Certain persons listed in the above table held a position, office, or other material relationship within the past three years with the Company or an affiliate. Those person are identified in the following table.


Baltia Air Lines

Shares to be Registered - Consultants, Management

Name                  Shares       Warrants     Shares         Relationship
                                                Registered     with Company
Close Up TV News     1,000,000             0     1,000,000    Consultant - film production
D&D Group NY         2,000,000     2,000,000     4,000,000     Finder
Reis Figueirido      4,000,000     4,250,000     8,250,000     Finder
Preston Capital
        Partners     1,250,000     1,000,000     2,250,000     Finder
Juliana Winler         600,000       600,000     1,200,000     Finder
Mathew Clare           100,000             0       100,000     Finder
Cory Azriliant         500,000       250,000       750,000     Finder
William Kassar       3,000,000             0     3,000,000     Finder
David Miller         4,000,000     1,250,000     5,250,000     Finder
Michael Visconti       250,000       250,000       500,000     Finder
Phillis Clare          250,000             0       250,000     Finder
Ryan Lewis             300,000             0       300,000     Finder
Barry Clare          4,000,000             0     4,000,000     Vice President Finance
Seven Reiss          3,000,000             0     3,000,000     Mgr., Telemarketing Pax Sales

Total:              24,250,000     9,600,000     33,850,000



Item 8:  Plan of Distribution

     The Company has no plan of distribution. All shares registered in this Statement will be sold to the public by the selling securityholders, at will.

     All shares to be registered with this Statement may be resold to the public at some time in the future at, presumably, the market price.

Item 9:  Description of Securities to be Registered.

     All securities to be registered are common equity of $.0001 par value(Common Stock) previously offered as restricted shares by and through Baltia Air Lines, Inc. to accredited investors. Holders of Baltia Common Stock are entitled to one vote per Share on all matters requiring a vote of stockholders. There are no preemptive or cumulative voting rights.

     Since the Common Stock does not have cumulative voting rights, on matters presented to stockholders or in electing directors, the holders of a majority of the outstanding shares of Common Stock will determine the outcome and, in voting for the election of directors, can elect all of the directors. Nothing in the Company's bylaws would delay or prevent a change in control of the Company. A change voted upon by a majority of the shareholders would become immediately effective.

     The Company has never paid dividends on its Common Stock and presently intends to retain earnings, if any. There can be no assurance that dividends will or will not be paid to its shareholders. Payment of dividends on the Company's Common Stock rests with the discretion of the Company's board of directors and will depend upon future earnings, if any.

     The warrants referred to in this Statement are not to be registered and are referenced herein solely to identify underlying shares. The shares underlying the warrants are Common Share with identical rights and limitations as all Baltia Common Shares described above.

     Prior to this registration, there has been an established limited public market for the Company's securities, and there can be no assurance that any further market will develop or, if developed, that it or the current market will be sustained. The Company is listed as "BLTA" on the OTC Bulletin Board.

Item 10: Interests of Named Expert and Counsel

     Steffanie J. Lewis, Esq., The International Business Law Firm, PC, 1915 Eye Street N.W, Suite 500, Washington, DC 200062118, is the Company's General Counsel since 1989, and has passed upon the validity of the Securities to be registered hereby. Steffanie J. Lewis owns 7,623,331 Shares or 3.3% of the Company. The International Business Law Firm is retained at $5,000 per month for legal services.

     The financial statements for the quarterly period ended on September 30, 2007, and filed on 10-QSB with the SEC, incorporated by reference in this Prospectus and Registration Statement, were reviewed by Michael F. Cronin, CPA, Rochester, NY, in accordance with standards established by the Public Accounting Oversight Board (United States).

Item 11: Material Changes

     There have been no material changes since Baltia's 10-QSB report ended September 30, 2007.

Item 12: Incorporation of Certain Information by Reference

     The Company incorporates by reference Baltia's Form 10-KSB filed for the period ended December 31, 2006 pursuant to Section 13(a) of the Exchange Act, and Baltia's Forms 10-QSB filed for the quarterly periods ended March 31, 2007; June 30, 2007 and September 30, 2007.

     The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. The Company will provide this information upon written or oral request at no cost to the requester. Make requests to Steffanie J. Lewis, 1915 Eye Street, NW, Suite 500, Washington, DC, 20006-2118; telephone number (202) 296-1111.

     The Company has filed with the SEC a Registration Statement under the Securities Act with respect to the Securities being registered by this Prospectus. The Company is currently filing periodic reports under the Securities Exchange Act of 1934 ("Exchange Act"), as amended. The public may read and copy any materials Baltia filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.
The public may obtain information on the operation of the Public
Reference Room by calling the SEC at 1-800-SEC-0330.

     Baltia is an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is "http://www.sec.gov".

Item 13. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

     The Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


NOT IN PROSPECTUS BUT REPORTED

Item 14: Other Expenses of Issuance and Distribution.

     Baltia is paying for all expenses related to the Registration Statement and Prospectus. Excepting the SEC filing fee and legal services, the expenses are generally administrative such as telephone calls, faxes and e-mail. The SEC filing fee of $1,164.43 is paid concurrently with filing the Registration Statement. International Business Law Firm, PC is paid $5,000 per month. For the following reasons, there were no further expenses related to this registration. The financial information appearing in the Registration Statement and Prospectus are the product of accounting services which were provided in preparation of Baltia's SEC quarterly and annual reports. There were no additional accounting services required nor paid respecting this Registration Statement and Prospectus.

Item 15:  Indemnification of Directors and Officers

     The Company bylaws provide indemnification to its directors, officers and controlling persons to the extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be provided to the officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

Item 16: Exhibits

                       Baltia Air Lines, Inc.
                            Exhibit Index

Exhibit No.    Description of Exhibit

1.  Warrant - Instrument defining the rights of security holders
2.  Opinion on legality
3.  Letter on unaudited interim financial information
4.  Consents of experts and counsel

Item 17: Undertakings

     Warrants. Underlying Shares to be registered are to be issued upon the exercise of outstanding warrants on an on-going basis for three years from the past purchase date of that warrant. As the Company is offering no securities withthis registration, the Company is not making a continuing offer pursuant to Rule 415. If the Company will reoffer to the public any underlyihng securities not taken by security holders, with any modifications that suit the particular case, Baltia will supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, and the terms of any later reoffering. If the Company makes any public offering of the securities on terms different from those on the cover page of the prospectus, it will file a post-effective amendment to state the terms of such offering.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 26, 2007.


Baltia Air Lines, Inc.

By
     __/S/____________________________  Dated: December 26, 2007
     Igor Dmitrowsky, Chief Executive and Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

 __/S/____________________________  Dated: December 26, 2007
 Igor Dmitrowsky, Board Member

 __/S/____________________________  Dated: December 26, 2007
 Walter Kaplinsky, Board Member

 __/S/____________________________  Dated: December 26, 2007
 Andris Rukmanis, Board Member

     As filed with the Securities and Exchange Commission
                     on December _26_, 2007

                    Registration No.
            ___________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                        ________________

                               FORM S-3
                     REGISTRATION STATEMENT
                               UNDER

                    THE SECURITIES ACT OF 1933
                         ________________

                      Baltia Air Lines, Inc.

                             Exhibits

EXHIBIT 1 - Copy of Warrant - Instrument defining the rights of security holders



STOCK WARRANT CERTIFICATE

  NUMBER                                COMMON STOCK WARRANTS
 [      ]                                  [             ]

                    BALTIA AIR LINES, INC.
       Incorporated under the laws of the State of New York


This Certifies that _________

is the owner of


 FULLY PAID AND NON-ASSESSABLE WARRANTS OF COMMON STOCK OF $.0001 PAR VALUE OF

             BALTIA AIR LINES, INC.

exercisable and transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. Each warrant entitles the holder to purchase one share of common stock at $.10 from the Corporation any time during a three year period from the state of this certificate. The shares purchased hereunder shall be fully paid and non-assessable. This certificate and the shares represented hereby are subject to the laws of the State of New York, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended.

WITNESS the seal of the corporation and signatures of its duly authorized officers.

Dated:

 __________________                ____________________
 Secretary                   (SEAL) President

EXHIBIT 2 - OPINION ON LEGALITY


The International Business Law Firm P.C.
1915 Eye Street, NW, Suite 500
Washington, DC 20006-2118 U.S.A.
Telephone: (202) 296-1111  Fax: (202) 296-1175
E-mail: slewis@iblf.com

                          LEGAL OPINION

The International Business Law Firm, P.C. ("law firm"), has acted on behalf of Baltia Air Lines, Inc., a New York corporation with principal executive offices at 63-25 Saunders Street Suite 7-I, Rego Park, NY 11374 ("Baltia" or "Company") with respect to preparing and filing the Corporation's application for DOT Fitness Certification and the current SEC Registration Statement.

The principal documents in said transactions include New York State Corporate certificate of good-standing, articles and bylaws of the Corporation, SEC Quarterly Reports, the Company's SB2 333-37409 and the Company's Registration Statement, Prospectus and exhibits therein. In giving the opinion expressed below, we have reviewed said documents, and have relied upon financial information provided by Michael Cronin, CPA, Rochester, NY.

It is the law firm's belief that the Company is properly organized, that presently issued Common Stock and the Common Stock to be registered in connection with the Company's Registration Statement has been issued and is being issued legally, and that the Company is fully complying with the Federal Securities Act of 1933, as amended. The Company has a reserve of 29,027,591 Common Stock.

Based upon and subject to the foregoing, we are of the opinion that all documents have been filed and all proceedings taken by the Corporation that are required by the Securities and Exchange Commission of the United States in order to qualify the Securities to be registered and sold to the public in the United States. No other documents are required to be filed, proceedings taken or approvals, consents or authorizations of regulatory authorities obtained in order to comply with U.S. Securities and Exchange Commission requirements to permit the sale and delivery of the Securities by the listed Selling Securityholders in the United States.

The registered shares will have been legally issued, fully paid and non-assessable.

The International Business Law Firm

By: /S/ Steffanie J.  Lewis
        Attorney


Date: December 21, 2007

EXHIBIT 3 - LETTER ON UNAUDITED INTERIM FINANCIAL INFORMATION


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement on Form S-3 of my report dated March 29, 2007, relating to the financial statements of Baltia Air Lines, Inc. (the Company) (which report expresses an unqualified opinion and includes the Company's adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment), appearing in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2006, and to the reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Michael F. Cronin, CPA
Rochester, NY
December 20, 2007

EXHIBIT 4 - CONSENT OF EXPERTS AND COUNSEL



The International Business Law Firm P.C.
1915 Eye Street, NW  Suite 500

Washington, DC 20006-2118 U.S.A.
Telephone: (202) 296-1111     Fax: (202) 296-1175
E-mail: slewis@iblf.com

     I, Steffanie J. Lewis, on behalf of myself and The International Business Law Firm, PC, consent to being named in the above Registration Statement and Prospectus submitted by Baltia Air Lines, Inc. on Form 5-3.

The International Business Law Firm

By: /s/
     Steffanie J.  Lewis
    Sr.  Attorney and V.P.

Date: December 21, 2007


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement on Form S-3 of my report dated March 29, 2007, relating to the financial statements of Baltia Air Lines, Inc. (the Company) (which report expresses an unqualified opinion and includes the Company's adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment), appearing in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2006, and to the reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Michael F. Cronin, CPA
Rochester, NY
December 20, 2007